May 2026

Preliminary Pricing Supplement No. 15,817

Registration Statement Nos. 333-293641; 333-293641-01

Dated May 6, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF (each referred to as an “underlying”)

￭The notes offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes will pay no interest and have the terms described in the accompanying product supplement, index supplement, tax supplement and prospectus, as supplemented or modified by this document. At maturity:

￭If the price of the lowest performing underlying has increased, investors will receive the principal amount plus a positive return equal to 100% of the percentage increase in the level of the lowest performing underlying from its starting level, subject to a maximum return at maturity of at least 8.00% (to be determined on the pricing date) of the principal amount. As a result of the maximum return, the maximum maturity payment amount will be at least $1,080 per note.

￭If the price of the lowest performing underlying has decreased, investors will receive the principal amount but will not receive any positive return on their investment.

￭Repayment of principal at maturity, subject to our creditworthiness

￭The notes are for investors who are concerned about principal risk but seek an equity-based return, and who are willing to forgo current income and upside above the maximum return in exchange for upside exposure to a limited range of performance of the lowest performing underlying.

￭Because all payments on the notes are based on the lowest performing underlying, a decline of any underlying will result in a loss of your investment, even if the other underlyings have appreciated.

￭The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments, including the repayment of principal at maturity, are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the notes is approximately $960.70 per note, or within $35.00 of that estimate. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Notes” on page 3.

The notes have complex features and investing in the notes involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the notes are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per note	$1,000	$28.25	$971.75
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $28.25 for each note it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per note, and WFA may receive a distribution expense fee of $0.75 for each note sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain notes sold in this offering, we may pay a fee of up to $2.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities dated April 8, 2026

Index Supplement dated April 8, 2026 Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 26, 2027†, subject to postponement if the calculation day is postponed*
Underlyings:

Nasdaq-100 Index® (the “NDX Index”), State Street® Financial Select Sector SPDR® ETF (the “XLF Shares”) and State Street® Industrial Select Sector SPDR® ETF (the “XLI Shares”)

The Nasdaq-100 Index® is sometimes individually referred to herein as an “Index.” The State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF are collectively referred to herein as the “Funds” and sometimes individually referred to herein as a “Fund.”

Fund underlying index:	With respect to the XLF Shares, S&P® Financial Select Sector Index With respect to the XLI Shares, S&P® Industrials Select Sector Index
Fund underlying index sponsor:	With respect to each of the XLF Shares and the XLI Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Maturity payment amount:

At maturity, the maturity payment amount per $1,000 principal amount of notes will be determined as follows:

●If the ending level of the lowest performing underlying is greater than its starting level:

$1,000 plus the lesser of:

, and

●If the ending level of the lowest performing underlying is less than or equal to its starting level:

$1,000

Participation rate:	100%
Maximum return:

The “maximum return” will be determined on the pricing date and will be at least 8.00% of the principal amount per note (at least $80 per note). As a result of the maximum return, the maximum maturity payment amount will be at least $1,080 per note.

Lowest performing underlying:	The underlying with the lowest underlying return
Underlying return:	With respect to each underlying, the percentage change from its starting level to its ending level, measured as follows: ending level – starting level starting level
Starting level:

With respect to the NDX Index: , its closing level on the pricing date.

With respect to the XLF Shares: $ , its closing price on the pricing date.

With respect to the XLI Shares: $ , its closing price on the pricing date.

Ending level:

With respect to the NDX Index, the closing level on the calculation day.

With respect to each of the XLF Shares and the XLI Shares, its respective closing price on the calculation day multiplied by the adjustment factor on such day.

Adjustment factor:

The “adjustment factor” means, 1.0, subject to adjustment in the event of certain events affecting the Fund. See “General Terms of the Notes—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement.

Calculation day:	November 22, 2027**†
Principal amount:	$1,000 per note. References in this document to a “note” are to a note with a principal amount of $1,000.

May 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Pricing date:	May 22, 2026†
Original issue date:	May 28, 2026† (3 business days after the pricing date)
CUSIP / ISIN:	61781FSF1 / US61781FSF17
Listing:	The notes will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Notes—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the calculation day and maturity date may also be changed in our discretion to ensure that the term of the notes remains the same.

* Subject to postponement pursuant to “General Terms of the Notes—Payment Dates” in the accompanying product supplement.

** Subject to postponement pursuant to “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement.

May 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Estimated Value of the Notes

The principal amount of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than $1,000 per note. We estimate that the value of each note on the pricing date will be approximately $960.70, or within $35.00 of that estimate. Our estimate of the value of the notes as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the participation rate and the maximum return, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time.

May 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Investor Considerations

The Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027 (the “notes”) can be used:

￭As an alternative to direct exposure to the underlyings that provides returns for any positive performance of the lowest performing underlying, subject to the maximum return

￭To achieve similar levels of upside exposure to the lowest performing underlying as a direct investment, subject to the maximum return

￭Understand that the return on the notes will depend solely on the performance of the lowest performing underlying and that they will not benefit in any way from the performance of any better performing underlying

￭Understand that the notes are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of the underlyings

The notes are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the notes to maturity

￭Are unwilling to accept the risk that the ending level of the lowest performing underlying may be less than or equal to its starting level, in which case investors will receive only the principal amount of the notes at maturity

￭Seek uncapped exposure to the upside performance of the lowest performing underlying

￭Seek current income from their investments

￭Seek exposure to the lowest performing underlying but are unwilling to accept the risk/return trade-offs inherent in the payment at maturity for the notes

￭Are unwilling to accept the risk of exposure to each of the underlyings;

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying

￭Are unwilling to accept our credit risk

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the notes. For more information about the underlyings, please see the sections titled “Nasdaq-100 Index® Overview,” “State Street® Financial Select Sector SPDR® ETF Overview,” and “State Street® Industrial Select Sector SPDR® ETF Overview” below.

May 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Determining Payment at Maturity

At maturity, the maturity payment amount per $1,000 principal amount of notes will be determined as follows:

May 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

How the Notes Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the notes based on the following terms:

Principal amount:	$1,000 per note
Participation rate:	100%
Hypothetical maximum return:	8.00% of the principal amount ($80 per note). The actual maximum return will be determined on the pricing date.

Notes Payoff Diagram

The lowest performing underlying
The notes
$2,100
$2,000
$1,900
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Maturity payment amount per note
$1,000
Principal amount
$1,080 Hypothetical
maximum payment amount
-100%
-80%
-60%
-40%
-20%
0%
8.00%
20%
40%
60%
80%
100%
120%
Underlying return of the lowest performing underlier

May 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the levels of the underlyings relative to their respective starting levels. We cannot predict the ending levels of the underlyings on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the underlyings. The numbers appearing in the examples below may have been rounded for ease of analysis. The following scenario analysis and examples illustrate the payment at maturity on a hypothetical offering of the notes, based on the following terms*:

Investment term:	Approximately 1.5 years
Hypothetical starting level:	With respect to the NDX Index: 100
With respect to the XLF Shares: $100 With respect to the XLI Shares: $100
Participation rate:	100%
Hypothetical maximum return:	8.00% of the principal amount ($80 per note). The actual maximum return will be determined on the pricing date.

*The hypothetical starting level of ($)100 for each underlying has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying. The actual starting levels and maximum return will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

Example 1 — Each underlying appreciates over the term of the notes, and investors receive a positive return, calculated based on the underlying return of the lowest performing underlying, subject to the maximum return.

Ending level		NDX Index: 105
XLF Shares: $140 XLI Shares: $120
Underlying return		NDX Index: (105 – 100) / 100 = 5% XLF Shares: ($140 – $100) / $100 = 40% XLI Shares: ($120 – $100) / $100 = 20%
Maturity payment amount	=	$1,000 plus the lesser of: (i) [$1,000 × underlying return of lowest performing underlying × participation rate] (ii) the maximum return of $80
	=	$1,000 + [$1,000 × 5% × 100%]
	=	$1,050

In example 1, the ending level of each of the NDX Index, the XLF Shares and the XLI Shares is greater than its starting level. Therefore, investors receive at maturity the face amount plus the lesser of a positive return equal to 100% of the appreciation of the lowest performing underlying, which is the NDX Index in this example, and the maximum return of $80. Investors receive $1,050 per security at maturity (assuming a hypothetical maximum return of 8.00%). The actual maximum return will be determined on the pricing date.

Example 2 — Each underlying appreciates over the term of the notes, and investors receive a positive return, calculated based on the underlying return of the lowest performing underlying, subject to the maximum return.

Ending level		NDX Index: 130
		XLF Shares: $115 XLI Shares: $140
Underlying return		NDX Index: (130 – 100) / 100 = 30% XLF Shares: ($115 – $100) / $100 = 15% XLI Shares: ($140 – $100) / $100 = 40%
Maturity payment amount	=	$1,080

In example 2, the ending level of each of the NDX Index, the XLF Shares and the XLI Shares is greater than its starting level. Therefore, investors receive at maturity the face amount plus the lesser of a positive return equal to 100% of the appreciation of the lowest performing underlying, which are the XLF Shares in this example, and the maximum return of $80. Investors receive $1,080 per security at maturity (assuming a hypothetical maximum return of 8.00%). The actual maximum return will be determined on the pricing date.

May 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Example 3 — Two underlyings appreciate while the other underlying depreciates over the term of the notes, and investors receive the principal amount at maturity.

Ending level		NDX Index: 105
		XLF Shares: $110 XLI Shares: $50
Underlying return		NDX Index: (105 – 100) / 100 = 5% XLF Shares: ($110 – $100) / $100 = 10% XLI Shares: ($50 – $100) / $100 = -50%
Maturity payment amount	=	$1,000

In example 2, the ending level of each of the NDX Index and the XLF Shares is greater than its starting level, while the ending level of the XLI Shares is less than its starting level. Although both the NDX Index and the XLF Shares have appreciated, because the XLI Shares have depreciated, investors receive only the principal amount at maturity.

Example 4 — Each underlying depreciates over the term of the notes, and investors receive the principal amount at maturity.

Ending level		NDX Index: 30
		XLF Shares: $45 XLI Shares: $50
Underlying return		NDX Index: (30 – 100) / 100 = -70% XLF Shares: ($45 – $100) / $100 = -55% XLI Shares: ($50 – $100) / $100 = -50%
Maturity payment amount	=	$1,000

In example 3, the ending level of each of the NDX Index, the XLF Shares and the XLI Shares is less than their respective starting level. Therefore, investors receive the principal amount at maturity.

Because the ending level of the lowest performing underlying is less than or equal to its starting level, you would receive the maturity payment amount equal to $1,000 per $1,000 principal amount of notes, resulting in a total return on the notes of 0%.

May 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Principal Amount of Notes.

Performance of the Lowest Performing Underlying*		Performance of the Notes(1)
Ending Price	Underlying Return	Maturity Payment Amount	Return on Notes(2)
$200.00	100.00%	$1,080.00	8.00%
$190.00	90.00%	$1,080.00	8.00%
$180.00	80.00%	$1,080.00	8.00%
$170.00	70.00%	$1,080.00	8.00%
$160.00	60.00%	$1,080.00	8.00%
$150.00	50.00%	$1,080.00	8.00%
$140.00	40.00%	$1,080.00	8.00%
$130.00	30.00%	$1,080.00	8.00%
$120.00	20.00%	$1,080.00	8.00%
$110.00	10.00%	$1,080.00	8.00%
$108.00	8.00%	$1,080.00	8.00%
$105.00	5.00%	$1,050.00	5.00%
$100.00(3)	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$60.00	-40.00%	$1,000.00	0.00%
$50.00	-50.00%	$1,000.00	0.00%
$40.00	-60.00%	$1,000.00	0.00%
$30.00	-70.00%	$1,000.00	0.00%
$20.00	-80.00%	$1,000.00	0.00%
$10.00	-90.00%	$1,000.00	0.00%
$0.00	-100.00%	$1,000.00	0.00%

*The underlyings exclude cash dividend payments on stocks included in the NDX Index or the fund underlying indices.

(1) Assumes a maximum return of 8.00% of the principal amount ($80 per note).

(2) The “Return on Notes” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 principal amount of notes to the purchase price of $1,000 per note.

(3) The hypothetical starting level of each underlying.

May 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭You may not receive any positive return on the notes. The notes provide for a maturity payment amount that may be greater than or equal to the principal amount of the notes, depending on the performance of the lowest performing underlying. As the notes do not pay any interest, if the lowest performing underlying does not appreciate, you will not receive any positive return on your investment in the notes. Although the notes provide for the repayment of the principal amount at maturity (subject to our credit risk), regardless of the performance of any underlying, you may nevertheless suffer a loss on your investment in the notes, in real value terms, if you do not receive a positive return on the notes. This is because inflation may cause the real value of the principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the notes.

Even if you do receive a positive return on your investment in the notes, there can be no assurance that your total return at maturity on the notes will compensate you for the effects of inflation, and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security from us or another issuer with a similar credit rating with the same stated maturity date. You should carefully consider whether an investment that may not provide for any positive return, or may provide a return that is lower than the return on conventional debt securities, is appropriate for you.

￭The appreciation potential of the notes is limited by the maximum return. The appreciation potential of the notes is limited by the maximum return. Although the participation rate provides 100% exposure to any increase in the ending level over the starting level, because any positive return on the notes will be limited to the maximum return of at least 8.00% of the principal amount for the notes, any increase in the ending level over the starting level by more than at least 8.00% of the starting level, depending on the actual maximum return, will not further increase the return on the notes.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the notes in the secondary market. We expect that generally the level of interest rates available in the market and the price of each underlying on any day, including in relation to its respective starting level, will affect the value of the notes more than any other factors. Other factors that may influence the value of the notes include:

othe trading price, as applicable, and volatility (frequency and magnitude of changes in value) of the underlyings,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or securities markets generally and which may affect the closing value of each underlying, odividend rates on the underlyings or the stocks composing the NDX Index or the fund underlying indices,

othe time remaining until the notes mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor,

othe composition of the underlyings and changes in the constituent stocks of the NDX Index or the fund underlying indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

You cannot predict the future performance of any underlying based on its historical performance. See “Nasdaq-100 Index® Overview,” “State Street® Financial Select Sector SPDR® ETF Overview” and “State Street® Industrial Select Sector SPDR® ETF Overview” below.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

May 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities, including the notes, if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the notes is not linked to the values of the underlyings at any time other than the calculation day. The ending level of each underlying will be based on the fund closing price of such underlying on the calculation day, subject to postponement for non-trading days and certain market disruption events. Even if each underlying appreciates prior to the calculation day but the level of any underlying depreciates or does not appreciate by the calculation day, the maturity payment amount will be less, and may be significantly less, than it would have been had the maturity payment amount been linked to the levels of the underlyings prior to such decrease. Although the actual levels of the underlyings on the maturity date or at other times during the term of the notes may be higher than their respective ending levels, the maturity payment amount will be based solely on the closing levels of the underlyings on the calculation day.

￭Investing in the notes is not equivalent to investing in the underlyings or in the stocks composing the NDX Index or the fund underlying indices. Investing in the notes is not equivalent to investing in the underlyings or in the stocks composing the NDX Index or the fund underlying indices. Investors in the notes will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks composing the NDX Index or the fund underlying indices.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the principal amount reduce the economic terms of the notes, cause the estimated value of the notes to be less than the principal amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the principal amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the principal amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the principal amount and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

May 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

￭The notes will not be listed on any securities exchange and secondary trading may be limited. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. and WFS may, but are not obligated to, make a market in the notes and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the notes, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the starting levels and the ending levels and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of an ending level in the event of a market disruption event or certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Notes—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and possibly to other instruments linked to the underlyings or the fund underlying indices), including trading in the underlyings and in other instruments related to the underlyings or the fund underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the underlyings or the stocks that constitute the fund underlying indices and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase the level at or above which such underlying must close on the calculation day so that investors receive a maturity payment amount that exceeds the principal amount of the notes (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the notes, including on the calculation day, could adversely affect the level of an underlying on the calculation day, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlyings).

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the notes will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the underlyings to which the notes are linked.

￭You may be required to recognize taxable income on the securities offered by this pricing supplement prior to maturity. If you are a U.S. investor in a security, under the treatment of a security as a contingent payment debt instrument, you will generally be required to recognize taxable interest income in each year that you hold the security. In addition, any gain you recognize under the rules applicable to contingent payment debt instruments will generally be treated as ordinary interest income rather than capital gain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

May 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the notes is not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the notes will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If any underlying depreciates or does not appreciate over the term of the notes, you will receive only the principal amount at maturity, without any positive return on your investment.

￭Because the notes are linked to the performance of the lowest performing underlying, you are exposed to greater risk of not receiving a positive return on the notes than if the notes were linked to just one underlying. The risk that you will not receive a positive return on the notes is greater if you invest in the notes as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underliers, it is more likely that any underlying will not appreciate over the term of the notes than if the notes were linked to only one underlying. Therefore, it is more likely that you will not receive a positive return on your investment.

￭Investing in the notes exposes investors to risks associated with investments in securities with a concentration in the financial services sector. The stocks included in the Financial Select Sector Index and that are generally tracked by the XLF Shares are stocks of companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), consumer finance, thrifts & mortgage finance, and real estate management & development. Because the value of the notes is linked to the performance of the XLF Shares, an investment in the notes exposes investors to risks associated with investments in securities with a concentration in the financial services sector.

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge. The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change. The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors. Insurance companies, which are the issuers of some of the equity securities held by State Street® Financial Select Sector SPDR® ETF, have been and may continue to be subject to severe price competition. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Investing in the notes exposes investors to risks associated with investments in securities with a concentration in the industrial sector. The stocks included in the Industrials Select Sector Index and that are generally tracked by the XLI Shares are stocks of companies whose primary business is directly associated with the industrial sector. Stock prices for the types of companies included in this sector are affected by supply and demand both for their specific product or service and for industrial sector products in general. Other factors that will affect these companies include, but are not limited to, government regulation, world events and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities. Additionally, aerospace and defense companies, which represent a component segment of the industrial sector, can be significantly affected by government spending policies, because companies involved in this industry tend to rely to a significant extent on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies may be heavily influenced by governmental defense spending policies, which are typically under pressure from efforts to control the U.S. (and other) government budgets. Additionally, stocks of transportation companies, which represent a component segment of the industrial sector, are often cyclical and can experience sharp price movements that may result from changes in the economy, fuel prices, labor agreements or insurance costs, among other factors.

￭The performance and market price of an underlying Fund, particularly during periods of market volatility, may not correlate with the performance of its fund underlying index, the performance of the component securities of such fund underlying index or the net asset value per share of such Fund. Each Fund does not fully replicate its fund underlying index and may hold securities that are different than those included in its fund underlying index. In addition, the performance of a Fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index. All of these factors may lead to a lack of correlation between the performance of a Fund and its fund underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting a Fund may impact the variance between the performance of such Fund and its fund underlying index. Finally, because the shares of each of the Funds are traded on an exchange and are subject to market supply and investor demand, the market price of one share of a Fund may differ from the net asset value per share of such Fund.

May 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting a Fund may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of such Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of such Fund, and their ability to create and redeem shares of such Fund may be disrupted. Under these circumstances, the market price of shares of such Fund may vary substantially from the net asset value per share of such Fund or the level of its fund underlying index.

For all of the foregoing reasons, the performance of a Fund may not correlate with the performance of its fund underlying index, the performance of the component securities of such fund underlying index or the net asset value per share of such Fund. Any of these events could materially and adversely affect the price of the shares of a Fund and, therefore, the value of the notes. Additionally, if market volatility or these events were to occur with respect to a Fund on the calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event with respect to such Fund to occur, and such determination may affect the payment at maturity of the notes. If the calculation agent determines that no market disruption event with respect to a Fund has taken place, the payment at maturity would be based on the published fund closing price per share of such Fund on the calculation day, even if the shares of such Fund are underperforming its fund underlying index or the component securities of its fund underlying index and/or trading below the net asset value per share of such Fund.

￭Adjustments to the underlyings or the fund underlying indices could adversely affect the value of the notes. The fund sponsor to each Fund (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant fund underlying index. Pursuant to its investment strategy or otherwise, the fund sponsor may add, delete or substitute the stocks composing a Fund. Any of these actions could adversely affect the price of such Fund and, consequently, the value of the notes. The fund underlying index sponsor of each fund underlying index may add, delete or substitute the stocks constituting such fund underlying index or make other methodological changes that could change the value of such fund underlying index. The fund underlying index sponsor of each fund underlying index may discontinue or suspend calculation or publication of such fund underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of a fund underlying index, and, consequently, the price of a Fund and the value of the notes.

￭Historical prices of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the notes. No assurance can be given as to the price of the underlyings at any time, including on the calculation day, because historical prices of the underlyings do not provide an indication of future performance of the underlyings.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlyings. However, the calculation agent will not make an adjustment for every event that could affect the underlyings. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the notes may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the notes.

May 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Nasdaq-100 Index® Overview

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the NDX Index for the period from January 1, 2021 through May 5, 2026. The closing level of the NDX Index on May 5, 2026 was 28,015.06. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The NDX Index has at times experienced periods of high volatility. You should not take the historical levels of the NDX Index as an indication of its future performance, and no assurance can be given as to the closing level of the NDX Index on the calculation day.

Nasdaq-100 Index® - Daily Closing Levels January 1, 2021 to May 5, 2026

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Nasdaq-100 Index®” in the accompanying index supplement.

May 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

State Street® Financial Select Sector SPDR® ETF Overview

The State Street® Financial Select Sector SPDR® ETF is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the State Street® Financial Select Sector SPDR® ETF. The State Street® Financial Select Sector SPDR® ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. Effective December 1, 2025, the underlier changed its name from Financial Select Sector SPDR® Fund to State Street® Financial Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of the Financial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the State Street® Financial Select Sector SPDR® ETF is accurate or complete.

The following graph sets forth the daily closing prices of the XLF Shares for the period from January 1, 2021 through May 5, 2026. The closing price of the XLF Shares on May 5, 2026 was $51.59. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLF Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLF Shares as an indication of their future performance, and no assurance can be given as to the closing price of the XLF Shares on the calculation day.

State Street® Financial Select Sector SPDR® ETF - Daily Closing Prices January 1, 2021 to May 5, 2026

This document relates only to the notes offered hereby and does not relate to the XLF Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF Shares (and therefore the price of the XLF Shares at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF Shares.

May 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLF Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As a prospective purchaser of the notes, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLF Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The notes are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

Financial Select Sector Index. The Financial Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The Financial Select Sector Index includes component stocks in industries such as banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage REITs; and insurance. For more information, see “S&P® Select Sector Indices—Financial Select Sector Index” in the accompanying index supplement.

May 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

State Street® Industrial Select Sector SPDR® ETF Overview

The State Street® Industrial Select Sector SPDR® ETF is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the State Street® Industrial Select Sector SPDR® ETF. The State Street® Industrial Select Sector SPDR® ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Industrials Select Sector Index. Effective December 1, 2025, the underlier changed its name from Industrial Select Sector SPDR® Fund to State Street® Industrial Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of the Industrials Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the State Street® Industrial Select Sector SPDR® ETF is accurate or complete.

The following graph sets forth the daily closing prices of the XLI Shares for the period from January 1, 2021 through May 5, 2026. The closing price of the XLI Shares on May 5, 2026 was $172.41. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLI Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLI Shares as an indication of their future performance, and no assurance can be given as to the closing price of the XLI Shares on the calculation day.

State Street® Industrial Select Sector SPDR® ETF - Daily Closing Prices January 1, 2021 to May 5, 2026

This document relates only to the notes offered hereby and does not relate to the XLI Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLI Shares (and therefore the price of the XLI Shares at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLI Shares.

May 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLI Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As a prospective purchaser of the notes, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLI Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The notes are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

Industrials Select Sector Index. The Industrials Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the industrial sector of the S&P 500® Index. The Industrials Select Sector Index includes component stocks in industries such as aerospace and defense, building products, construction and engineering, electrical equipment, industrial conglomerates, machinery, trading companies and distributors, commercial services and supplies, professional services, air freight & logistics, airlines, road & rail and transportation infrastructure. For more information, see “S&P® Select Sector Indices—Industrials Select Sector Index” in the accompanying index supplement.

May 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Additional Information About the Notes

Minimum ticketing size

$1,000 / 1 note

Tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

The securities should be treated as debt instruments for U.S. federal income tax purposes. Based on current market conditions, we intend to treat the securities for U.S. federal income tax purposes as contingent payment debt instruments, or “CPDIs,” as described in “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Debt Instruments—Program Securities Treated as Contingent Payment Debt Instruments” in the accompanying tax supplement.  Under this treatment, regardless of your method of accounting for U.S. federal income tax purposes, you generally will be required to accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the securities during the year. Upon a taxable disposition of a security, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the security. You generally must treat any income realized on the taxable disposition as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss, the deductibility of which is subject to limitations.

We will determine the comparable yield for the securities and will provide that comparable yield, and the projected payment schedule, or information about how to obtain them, in the final pricing supplement for the securities.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount(s) that we will pay on the securities.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an Internal Revenue Service (the “IRS”) notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with respect to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

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Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Nasdaq-100 Index®, the State Street® Financial Select Sector SPDR® ETF and the State Street® Industrial Select Sector SPDR® ETF due November 26, 2027

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $28.25 for each note it sells. WFS proposes to offer the notes in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per note. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per note of the commission to WFA as a distribution expense fee for each note sold by WFA.

In addition, in respect of certain notes sold in this offering, we may pay a fee of up to $2.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for information about the distribution arrangements for the notes. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes. When MS & Co. prices this offering of notes, it will determine the economic terms of the notes, such that for each note the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Notes” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement, the index supplement, the tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement, in the index supplement, in the tax supplement or in the prospectus.

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